Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
www.humana.com

news release

For More Information Contact:

Regina Nethery
Humana Investor Relations
(502) 580-3644
E-mail:   rnethery@humana.com

Dick Brown
Humana Corporate Communications
(502) 580-3674
E-mail:   dbrown4@humana.com

Humana completes acquisition of Ochsner Health Plan of Louisiana

       LOUISVILLE, KY - April 1, 2004 - Humana Inc. (NYSE: HUM) announced today that its subsidiary, Humana Insurance Company, has completed its acquisition of Ochsner Health Plan of Louisiana from the Ochsner Clinic Foundation.

       Ochsner Health Plan is one of the largest health benefits plans in the New Orleans market and the third largest in the state of Louisiana with approximately 152,000 Commercial medical members, primarily in large group accounts, and approximately 31,000 members in the MedicareAdvantage program. Ochsner Health Plan is licensed in all 64 of Louisiana's parishes.

       "Humana is pleased to be bringing its industry-leading innovative health benefit plans to Louisiana," said Hassan Rifaat, M.D., president of Humana's Louisiana market. "We offer a wide variety of benefit choices, a robust menu of consumer-focused interactive tools and an expanded provider network that Ochsner and Humana members can access."

       Dr. Rifaat said current Ochsner Health Plan members would see no change in their benefits or disruption to the services they now enjoy. Employer groups that renew with effective dates after July 1, 2004 will have access to the many online resources that Humana's 6.8 million health plan members currently use.

       "Ochsner Health Plan groups renewing with Humana will be able to go online to create their own personal web page that will give them access to claims information, to pharmacy tools allowing them to compare the cost of drugs in the same class and to timely information about many health programs," said Dr. Rifaat. "The addition of these and other industry-leading innovative capabilities, combined with Ochsner Health Plan's reputation for superior customer service, means the people of Louisiana are entering a new and exciting world of having health benefits choices that fit their medical needs as well as their budgets."

      Humana intends to offer PPO benefit plans this summer and plans to introduce its SmartSuitesm program to employers with 100 or more employees later in the year as well. SmartSuite is a benefit program that offers a broad spectrum of six plan options - including two low-premium consumer-choice health plans - supported by a variety of interactive tools and educational programs that enable members to make the most of their plan benefits.

       This news release contains forward-looking statements. The forward-looking statements made in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in the following documents, as filed by Humana with the Securities and Exchange Commission:

  Form 10-K for the year ended December 31, 2003.

About Humana

       Humana Inc., headquartered in Louisville, Kentucky, is one of the nation's largest publicly traded health benefits companies, with approximately 6.8 million medical members located primarily in 18 states and Puerto Rico. Humana offers coordinated health insurance coverage and related services - through traditional and Internet-based plans - to employer groups, government-sponsored plans, and individuals.

       More information regarding Humana is available via the Internet at www.humana.com, including copies of:

  Annual report to stockholders;
  Securities and Exchange Commission filings;
  Most recent investor conference presentation;
  Quarterly earnings press releases;
  Audio archive of most recent earnings release conference call;
  Calendar of events (includes upcoming earnings conference call dates, times, and access number, as well as planned participation in investor conferences)
  Corporate Governance information